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  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
 _____________________________________________________________________________________________________
FORM 8-K
______________________________________________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 2, 2022
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Goosehead Insurance, Inc.
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-38466	82-3886022
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1500 Solana Boulevard, Ste. 4500
Westlake, Texas 76262
(Address of Principal Executive Offices, and Zip Code)

214-838-5500
Registrant’s Telephone Number, Including Area Code

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $.01 per share	GSHD	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2022, Thomas McConnon and Waded Cruzado were each appointed to Goosehead Insurance, Inc.’s (the “Company”) Board of Directors (the “Board”). Mr. McConnon was also appointed to the Audit Committee of the Board. Ms. Cruzado has not been named to any committees of the Board at this time.

In addition, James Reid, a current member of the Board, was appointed to the Compensation Committee of the Board, and Mark Jones, another current member of the Board and the Company’s Chairman and Chief Executive Officer, will step down from the Compensation Committee of the Board while continuing to serve as a member of the Board.

The Board has determined that Mr. McConnon and Ms. Cruzado are each independent in accordance with applicable NASDAQ Global Select Market rules and the Company’s corporate governance guidelines. The Board further determined that Mr. McConnon meets the heightened independence required for members of the Audit Committee of the Board.

Mr. McConnon is Managing Director – Head of Public Equities and Chief Economist at Wildcat Capital Management, LLC (“Wildcat”). At Wildcat, which he joined in October 2018, Mr. McConnon leads the public equities investment team. Before Wildcat, Mr. McConnon was a founding Investment Partner at Indaba Capital Management from 2010 to 2018. Prior to Indaba, Mr. McConnon was a Principal at TPG Capital from 2004 to 2010, where he focused on large-scale private equity investing and sat on the boards of Sabre Holdings, Creative Artists Agency (CAA) and Mammoth Mountain Ski Area. Before that, Mr. McConnon worked at Bain Capital and The Boston Consulting Group (BCG). Mr. McConnon holds an AB magna cum laude from Harvard University and an MBA from Stanford University where he was an Arjay Miller Scholar.

Ms. Cruzado has served as President of Montana State University since 2010. Montana State University has set new student enrollment records, becoming the fastest-growing and the largest university in the state. President Cruzado was honored as the 2011 Michael P. Malone Educator of the Year from the Montana Ambassadors for demonstrating outstanding accomplishment, excellence and leadership in the field of education. In 2012, President Barack Obama appointed President Cruzado to the Board for International Food and Agricultural Development. She was reappointed in 2017 and served on the board until 2020. In 2013, President Cruzado began serving on Montana’s Gov. Steve Bullock’s Equal Pay for Equal Work Task Force. Ms. Cruzado currently serves on several educational boards and was a former member of the Board of Directors of PayneWest Insurance before it was acquired by March & McLennan Agency in April 2021. Ms. Cruzado holds a bachelor’s degree from the University of Puerto Rico and masters and doctoral degrees from the University of Texas at Arlington.

There are no arrangements or understandings between either Mr. McConnon or Ms. Cruzado and any other person pursuant to which Mr. McConnon or Ms. Cruzado was selected as a director, nor are there any transactions to which the Company or any of its subsidiaries is a party and in which either of Mr. McConnon or Ms. Cruzado has any direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

Mr. McConnon and Ms. Cruzado will each receive a grant of stock options to purchase up to 12,667 shares of Class A Common Stock of the Company that will be come vested and exercisable in eight equal quarterly installments over the two year period following the grant date, subject to their continued service through each applicable vesting date.

Each of Mr. McConnon and Ms. Cruzado will also enter into the Company’s standard indemnification and restrictive covenant agreements for directors and executive officers.

Item 7.01 Regulation FD Disclosure.

On February 2, 2022, the Company issued a press release announcing the appointment of Mr. McConnon and Ms. Cruzado to the Board and changes to the composition of the committees of the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01 and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by Goosehead Insurance, Inc. dated February 2, 2022
104	Cover Page of Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2022

GOOSEHEAD INSURANCE, INC.

By:	/s/ Mark E. Jones
Mark E. Jones Chairman and Chief Executive Officer